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                                                               EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
Popular, Inc.

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-26941) of Popular, Inc. of our report dated March 5, 1999, which appears on page F-29 of the 1998 Annual Report to Shareholders of Popular, Inc., which is incorporated by reference in Popular, Inc.'s Annual Report on Form 10K for the year ended December 31, 1998.



/s/ PriceWaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

San Juan, Puerto Rico

March 19, 1999